Exhibit 99.1

Fluent Announces Second Quarter 2018 Financial Results

First Full Quarter as a Standalone Public Company Produces $56.9 Million in Revenue,

$2.6 Million in Net Income, Resulting in $0.04 in Basic Earnings Per Share

New York, NY – August 7, 2018 – Fluent, Inc. (NASDAQ: FLNT) a leading data-driven performance marketing company, today announced financial results for the quarter ended June 30, 2018.

“With our first full quarter as a standalone public company under our belt, we are pleased with our team’s performance,” stated Ryan Schulke, Fluent’s CEO. “Our data-driven, consumer-based approach propelled our margin expansion and continued double-digit year over year growth.”

Second Quarter Financial Results

For the three months ended June 30, 2018, as compared to the three months ended June 30, 2017:

●
Total revenue increased 12% to $56.9 million, from $51.0 million.

●
Net income from continuing operations was $2.6 million, compared to net loss from continuing operations of $8.3 million.

●
Net loss from discontinued operations was $0, compared to $12.1 million.

●
Basic earnings per share from continuing operations was $0.04, compared to a loss of $0.15 per share.

●
Adjusted EBITDA grew 53% to $10.9 million, based on net income of $2.6 million, from $7.1 million on $20.4 million of net loss.

●
Adjusted gross profit increased 42% to $23.0 million, from $16.3 million. Adjusted gross margin increased 800 basis points to 40%, from 32%.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are non-GAAP financial measures. Reconciliation of these non-GAAP measures are provided in the attached tables.

Second Quarter and Recent Business Highlights

●
Continued to expand margins through enhanced ad targeting and distribution

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Surpassed 1 million user registrations in UK beta launch

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Launched first content-based mobile app to expand ad distribution

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Initiated partnership with Live Ramp to make Fluent’s first-party health-interest audiences available programmatically

Conference Call

Fluent, Inc. will host a conference call on Tuesday, August 7, 2018 at 4:30 PM ET to discuss its 2018 second quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at www.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10122670. The replay will also be available for one week on the Fluent website at www.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is the trusted acquisition partner for growing brands. Leveraging our proprietary first party data asset, Fluent creates marketing programs that deliver better digital advertising experiences for consumers and measurable results for advertisers. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

FORWARD-LOOKING STATEMENTS

This press release and the conference call contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and the conference call and speak only as of the date of this press release and the conference call and are advised to consider the factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

FLUENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$10,068	$16,564
Accounts receivable, net of allowance for doubtful accounts of $1,475 and $1,624 at June 30, 2018 and December 31, 2017, respectively	37,978	36,278
Prepaid expenses and other current assets	1,840	1,865
Current assets of discontinued operations	-	2,274
Total current assets	49,886	56,981
Property and equipment, net	531	687
Intangible assets, net	68,728	74,354
Goodwill	159,791	159,791
Other non-current assets	556	1,097
Non-current assets of discontinued operations	-	24,089
Total assets	$279,492	$316,999
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$11,994	$10,666
Accrued expenses and other current liabilities	7,807	11,709
Deferred revenue	843	265
Current portion of long-term debt	6,829	2,750
Current liabilities of discontinued operations	-	7,389
Total current liabilities	27,473	32,779
Promissory notes payable to certain shareholders, net	-	10,837
Long-term debt, net	56,697	49,376
Total liabilities	84,170	92,992
Shareholders' equity:
Preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2018 and December 31, 2017	-	-
Common stock—$0.0005 par value, 200,000,000 shares authorized; 76,509,709 and 61,631,573 shares issued at June 30, 2018 and December 31, 2017, respectively; and 75,284,624 and 61,279,050 shares outstanding at June 30, 2018 and December 31, 2017, respectively	38	31
Treasury stock, at cost, 1,225,085 and 352,523 shares at June 30, 2018 and December 31, 2017, respectively	(3,253)	(1,274)
Additional paid-in capital	390,011	392,687
Accumulated deficit	(191,474)	(167,437)
Total shareholders’ equity	195,322	224,007
Total liabilities and shareholders’ equity	$279,492	$316,999

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$56,935	$51,031	$112,924	$100,225
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	33,893	34,781	69,556	68,578
Sales and marketing expenses	3,678	4,678	7,684	8,373
General and administrative expenses	11,448	14,169	19,893	26,645
Depreciation and amortization	3,338	3,234	6,669	6,439
Write-off of long-lived assets	-	-	-	3,626
Spin-off transaction costs	-	-	7,708	-
Total costs and expenses	52,357	56,862	111,510	113,661
Income (loss) from operations	4,578	(5,831)	1,414	(13,436)
Interest expense, net	(1,933)	(2,445)	(4,327)	(4,672)
Income (loss) before income taxes from continuing operations	2,645	(8,276)	(2,913)	(18,108)
Income taxes	-	-	-	-
Net income (loss) from continuing operations	2,645	(8,276)	(2,913)	(18,108)
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	-	(12,133)	(2,084)	(15,026)
Loss on disposal of discontinued operations, net of $0 income taxes	-	-	(19,040)	-
Net loss from discontinued operations	-	(12,133)	(21,124)	(15,026)
Net income (loss)	$2,645	$(20,409)	$(24,037)	$(33,134)
Basic earnings (loss) per share:
Continuing operations	$0.04	$(0.15)	$(0.04)	$(0.33)
Discontinued operations	$-	$(0.22)	$(0.30)	$(0.28)
Net income (loss)	$0.04	$(0.37)	$(0.34)	$(0.61)
Diluted earnings (loss) per share:
Continuing operations	$0.03	$(0.15)	$(0.04)	$(0.33)
Discontinued operations	$-	$(0.22)	$(0.30)	$(0.28)
Net income (loss)	$0.03	$(0.37)	$(0.34)	$(0.61)
Weighted average number of shares outstanding:
Basic	75,282,042	54,778,046	71,318,930	54,297,536
Diluted	78,196,959	54,778,046	71,318,930	54,297,536

FLUENT, INC.
CONDENSED CONSOLIDATED S TATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,037)	$(33,134)
Net loss from discontinued operations	21,124	15,026
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	6,669	6,439
Non-cash interest expense and related amortization	1,079	1,497
Share-based compensation expense	9,262	14,948
Write-off of long-lived assets	-	3,626
Provision for bad debts	93	945
Allocation of expenses to red violet	(325)	(1,888)
Changes in assets and liabilities:
Accounts receivable	(1,793)	(2,187)
Prepaid expenses and other current assets	(173)	(860)
Other non-current assets	541	-
Trade accounts payable	1,328	398
Accrued expenses and other current liabilities	(3,902)	953
Deferred revenue	578	820
Net cash provided by operating activities from continuing operations	10,444	6,583
Net cash used in operating activities from discontinued operations	(5,835)	(3,836)
Net cash provided by operating activities	4,609	2,747
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(92)	(148)
Capitalized costs included in intangible assets	(512)	(550)
Capital contributed to red violet	(19,728)	-
Net cash used in investing activities from continuing operations	(20,332)	(698)
Net cash used in investing activities from discontinued operations	(1,386)	(3,570)
Net cash used in investing activities	(21,718)	(4,268)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	13,392	-
Proceeds from debt obligations, net of debt costs	67,182	14,039
Repayments of long-term debt	(67,982)	(2,636)
Taxes paid related to net share settlement of vesting of restricted stock units	(1,979)	(723)
Net cash provided by financing activities from continuing operations	10,613	10,680
Net (decrease) increase in cash and cash equivalents	$(6,496)	$9,159
Cash and cash equivalents at beginning of period	16,564	10,089
Cash and cash equivalents at end of period	$10,068	$19,248
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$3,342	$3,195
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$283	$188

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, write-off of long-lived assets, and certain litigation and other costs, as noted in the tables below. Adjusted net income (loss) and the related basic and diluted per share amounts are non-GAAP measures equal to net income (loss) from continuing operations, the most directly comparable financial measure based on US GAAP, adding back the effect of spin-off transaction costs. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$2,645	$(20,409)	$(24,037)	$(33,134)
Net loss from discontinued operations	-	12,133	21,124	15,026
Interest expense, net	1,933	2,445	4,327	4,672
Depreciation and amortization	3,338	3,234	6,669	6,439
Share-based compensation expense	2,614	8,094	9,262	14,948
Acquisition and restructuring costs	317	1,650	3,030	2,318
Write-off of long-lived assets	-	-	-	3,626
Litigation and other costs	92	-	164	-
Adjusted EBITDA	$10,939	$7,147	$20,539	$13,895

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2018	2017	2018	2017
Net income (loss) from continuing operations	$2,645	$(8,276)	$(2,913)	$(18,108)
Add back: Spin-off transaction costs	-	-	7,708	-
Adjusted net income (loss)	$2,645	$(8,276)	$4,795	$(18,108)
Adjusted earnings (loss) per share:
Basic	$0.04	$(0.15)	$0.07	$(0.33)
Diluted	$0.03	$(0.15)	$0.06	$(0.33)
Weighted average number of shares outstanding:
Basic	75,282,042	54,778,046	71,318,930	54,297,536
Diluted (1)	78,196,959	54,778,046	74,233,847	54,297,536

(1)
The diluted weighted average number of shares outstanding for the three and six months ended June 30, 2018 is computed based on the basic weighted average number of shares outstanding plus the dilutive impact of outstanding restricted stock units as of June 30, 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Revenue	$56,935	$51,031	$112,924	$100,225
Cost of revenue (exclusive of depreciation and amortization)	33,893	34,781	69,556	68,578
Adjusted gross profit	$23,042	$16,250	$43,368	$31,647
Adjusted gross margin	40%	32%	38%	32%

We present adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure our performance, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of discontinued operations, interest expense, non-cash depreciation and amortization, share-based compensation expense, acquisition and restructuring costs, write-off of long-lived assets, and certain litigation and other costs. Adjusted net income (loss) and adjusted earnings (loss) per share eliminate the effect of the spin-off transaction costs. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either operating income (loss) or net income (loss) as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investors:
Jordyn Tarazi
Fluent, Inc.
(646)356-8469
JTarazi@fluentco.com

Media:
North 6th Agency, Inc.
(212)334-9753 ext. 143
fluent@n6a.com